UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

Eiger BioPharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36183	33-0971591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Cambridge Avenue, Suite 350 Palo Alto, California		94306
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 272-6138

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2016, Eiger BioPharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 22, 2016 (the “Proxy Statement”).

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
David A. Cory	4,875,546	15,124	504,358
Nina Kjellson	4,661,520	229,150	504,358

The Company’s stockholders elected each of the two nominees for director to serve as Class I directors to hold office until the 2019 annual meeting of stockholders and until his or her respective successor is elected.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
5,317,187	70,259	7,582

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	Approval of Amended to Employee Stock Purchase Plan

For	Against	Abstentions	Broker Non-Votes
4,361,837	528,186	647	504,358

The Company’s stockholders approved the amendment to the Company’s 2013 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 57,323 shares.

4.	Approval of the Amended and Restated Equity Incentive Plan

For	Against	Abstentions	Broker Non-Votes
4,360,207	529,464	999	504,358

The Company’s stockholders approved the amendment and restatement of the Company’s 2013 Equity Incentive Plan, as disclosed in the Proxy Statement.

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

By:	/s/ James Welch
James Welch
Chief Financial Officer

Date: September 1, 2016